EXHIBIT
10.13
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
      This First Amendment ('Amendment') to an Employment Agreement ('Agreement'), dated as of February 9, 1998 by and between STAFF BUILDERS INC., a New York Corporation ("Staff Builders" or the "Corporation"), and DALE R. CLIFT ("Executive") is Effective December 1,1998.
      NOW, THEREFORE, in consideration of their mutual promises and other adequate consideration, Staff Builders and the Executive do hereby agree as follows:

I.  Paragraphs 1,3,4,5,6, and 10 of the Agreement are hereby deleted in their entirety and are replaced by the following
Paragraphs:
      1.     EMPLOYMENT.  Staff Builders will employ the Executive
as Chief Financial Officer and Chief Operating Officer, in
accordance with the terms and provisions of this Agreement.
      2. TERM. This Agreement shall be effective upon execution by Staff Builders and the Executive, and shall remain in effect until February 28, 2002, unless terminated earlier pursuant to the terms hereof.
      3.     COMPENSATION.
             Salary.  The Executive shall be paid a salary of $300,000
                per annum during the term hereof, payable in weekly installments. The Executive's salary will be reviewed by Staff Builders on December 1, 1999, December 1, 2000 and December 1, 2001.
             Benefits.  The Executive shall be eligible to receive and
                participate in all health, medical or other insurance benefits which Staff Builders provides or makes available to its employees. The Executive may enroll in the Staff Builders health program effective upon the first date of employment.
             Expenses.  Staff Builders shall reimburse the Executive
                for all reasonable and necessary expenses upon submission by the Executive of receipts, accounts or such other documents reasonably requested by Staff Builders.
             Relocation Expenses.   Staff Builders will reimburse
                the Executive for relocation expenses incurred
                during the first six (6) months of employment
                directly related to the Executive's move to the Long Island area. Reimbursable expenses will include: packing and shipping of household goods, Realtor fees and closing costs related to the sale of the Executive's current residence. The total amount of relocation expenses to be reimbursed to the
                Executive will not exceed $40,000.
             Car Allowance.  The Executive will be paid a car
                allowance of $725 per month.
             Misc. Expense.  In connection with the Executive's start
                of employment at Staff Builders, the Executive will
                be paid a one time payment of $18,000, on or before February 27, 1998.
             Vacation.  The Executive shall be entitled to three (3)
                weeks of paid vacation during each twelve (12)
                month period of employment during the term.
             Incentive Compensations.   The Executive is entitled to
                participate in the TIP TOP Program or other Program
                as designated by the CEO or Board.
             Deferred Compensation.  The Executive is entitled to
                participate in the Deferred Compensation Program as described in the plan documents.
             Employee Stock Purchase Plan.  The Executive is entitled
                to participate in the Employee Stock Purchase Plan
                as described in the plan documents.
      4.     TERMINATION:  RIGHTS AND OBLIGATIONS UPON TERMINATION.
             If the Executive dies during the Term, then the
                Executive's employment under this Agreement shall terminate. In such event, the Executive's estate shall be entitled only to compensation and expenses accrued and unpaid as at the date of the Executive's death.
             If, as a result of the Executive's incapacity due to
                physical or mental illness, whether or not job related, the Executive is absent from his duties hereunder for 90 consecutive days, or an aggregate of 120 days during the Term, the Executive's employment hereunder and this Agreement shall terminate. In such event, the Executive shall be entitled only to compensation and expenses accrued and unpaid as at the date of termination of the Executive's employment.
             The Corporation shall have the right to terminate the
                Executive's employment under this Agreement for Cause. For purposes of the Agreement, the Corporation shall have "Cause" to terminate the Executive's employment if (i) the Executive assigns, pledges, or otherwise disposes of his rights and obligations under this Agreement, or attempts to do the same without the prior written consent of the Corporation; or (ii) the Executive fails to fulfill in a material aspect, when taken as a whole, his obligations under this Agreement, has breached any material term or condition hereof, has engaged in willful misconduct or has acted in bad faith; or (iii) the Executive has breached
                Section 7 of this Agreement; or (iv) the Executive has committed a felony or perpetrated a fraud against the Corporation. If the Corporation terminates this Agreement for Cause, the Corporation's obligations hereunder shall cease, except for the Corporation's obligation to pay the Executive the compensation and expenses accrued and unpaid as of the date of termination in accordance with the provisions hereof.
             In the event that at any time after a Change of Control
                (as defined below) but prior to the end of twelve
                (12) months after such Change of Control, the Executive is discharged for any reason other than for Cause (as defined below) or resigns for any
                reason (other than due to termination for Cause),
                the Executive shall begin to receive within thirty
                (30) days after such discharge or resignation a severance payment equal to 2.99 times the 'average annual base salary' paid to him at the same rate of pay in effect at the date of the Change of Control to be paid in weekly installments for the three (3) year period following such discharge or resignation. For the purposes of this Section 5, 'average annual base salary' shall mean the average of Employee's annual income in the nature of compensation payable by the Company and includible in gross income over
                the three most recent taxable years ending before
                the Change of Control. Anything contained herein to the contrary notwithstanding, for a Change of
                Control occurring before 2001, 'average annual base salary' shall be equal to the average salary paid the employee as follows:
                Years Considered in Calculating
                Year of Change in Control          Average Base Salary
                         1998-1999                       1998
                         1999                            1998
                         2000                            1999
                         2001                            2000
                         2002                            2001

                A 'Change of Control' shall be deemed to occur when
                a person, corporation, partnership, association or entity (x) acquires a majority of the outstanding voting securities of Staff Builders, Inc., a
                Delaware corporation ('SBD') or (y) acquires
                securities of the bearing a majority of voting power with respect to election of directors of SBD or (z) acquires all or substantially all of SBD's assets.
             Notwithstanding anything to the contrary contained
                herein, all payments owed to the Executive upon termination of this Agreement shall be subject to offset by the Corporation for amounts owed to the Corporation by the Executive hereunder or otherwise.
             The obligations of the Corporation and the Executive
                pursuant to this Section 5 shall survive the
                termination of this Agreement.
      5.     NOTICES.    Any written notice permitted or required under
this Agreement shall be deemed sufficient when hand delivered or posted by certified or registered mail, postage prepaid, and addressed to:
                   if to Staff Builders:

                         Staff Builders, Inc.
                         1983 Marcus Avenue
                         Lake Success, New York 11042
                         Attention:  Stephen Savitsky, President

                                    or
                   if to the Executive:
                         Dale R. Clift
                         38 The Hollows North
                         Muttontown, NY 11732

      Either party may, in accordance with the provisions of this Section, give written notice of a change of address, in which event all such notices and requests shall thereafter be given as above provided at such changed address.
      6. STOCK OPTIONS. The Executive will be granted stock options to purchase 700,000 shares of Staff Builders, Inc. (Delaware) stock, which will be issued and will vest in accordance with the terms of an Option Agreement between the Executive and the Corporation.
      7. Except as specifically amended by this Amendment the terms and conditions of the Agreement remain unchanged.

             IN WITNESS WHEREOF, Staff Builders and the Executive have executed this Employment Agreement as of the date first above written.

                                      STAFF BUILDERS, INC.

                                      By:    /s/ Stephen Savitsky
                                             Stephen Savitsky, CEO


                                             /s/ Dale R. Clift
                                             Dale R. Clift